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                                                              EXHIBIT 10.33





                               February 24, 1995



Mr. Geoffrey A. Whynot
Treasurer
Kerr Group, Inc.
1840 Century Park East
Los Angeles, CA  90067

         Re: Amendment of certain provisions of the Receivables Purchase Agreement dated as of January 19, 1995, by and between Kerr Group, Inc. and PNC Bank, National Association.


Dear Mr. Whynot:

         Reference is hereby made to that certain Receivables Purchase Agreement dated as of January 19, 1995 (the "Purchase Agreement") by and between Kerr Group, Inc. (the "Seller") and PNC Bank, National Association (the "Purchaser"). All capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

         The Seller has requested that Purchaser agree to amend certain provisions of the Purchase Agreement to, among other things, modify the conditions precedent to the initial purchase thereunder, as more particularly set forth below. Subject to the terms and conditions of this letter agreement (the "Letter Agreement"), the Purchaser is willing to amend the Purchase Agreement as set forth below.


         I. Amendment. Subject to the conditions set forth herein, the Purchase Agreement is hereby amended as follows:

                 A. Section 1.1 of the Purchase Agreement is hereby amended to amend and restate the definition of the term "Maximum Purchaser's Net Investment" to read as follows:

                 "Maximum Purchaser's Net Investment" means: (i) for the period from January 19, 1995 up to and including April
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Mr. Geoffrey A. Whynot
Treasurer
February 24, 1995
Page 2




                 30, 1995, Five Million Dollars ($5,000,000); and (ii) thereafter, Ten Million Dollars ($10,000,000).

                 B. Section 3.1 of the Purchase Agreement is hereby amended to delete clause (p) thereof and to substitute therefore the following:

                 (p) A letter from Seller to Purchaser, and acknowledged and accepted in writing by Purchaser, permanently reducing the line of credit under the PNC Note, together with (i) a repayment by Seller of the principal amount of the PNC Note such that the principal balance outstanding under PNC Note is equal to or less than $5,000,000, or (ii) irrevocable directions from Seller to Purchaser to pay the PNC Note in an amount necessary to reduce the outstanding amounts thereunder to Five Million Dollars ($5,000,000), out of the proceeds of the sale of Tendered Receivables on the Initial Purchase Date, or (iii) a combination of the events set forth in clauses (i) or (ii) above so long as the principal balance outstanding under the PNC Note is reduced to an amount equal to or less than $5,000,000;

                 C. Section 8.1 of the Purchase Agreement is hereby amended to add a new clause (n) thereto which reads as follows:

                 (n) The Purchaser shall not have received on or before May 1, 1995, each of the following: (i) a payoff letter from the Purchaser to Seller, and acknowledged and accepted in writing by Seller, with respect to the payment in full of the PNC Note and termination of the related line of credit, and (ii) evidence of the payment in full of the PNC Note.

         II.     Miscellaneous.

                 The amendments and modifications to the Purchase Agreement set forth in this Letter Agreement above do not and shall not, now or in the future, either implicitly or explicitly (a) alter, waive or amend, except as expressly provided in this Letter Agreement, any provision of the Purchase Agreement, or (b) impair any right or remedy of the Purchaser under the Purchase
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Mr. Geoffrey A. Whynot
Treasurer
February 24, 1995
Page 3




Agreement with respect to any violation of any provision of the Purchase Agreement. The provisions hereof do not waive, now or in the future, compliance with any covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Purchaser under the Purchase Agreement, as amended hereby, with respect to any such violation.

                 As an inducement to the Purchaser to enter into this Letter Agreement, the Seller hereby incorporates herein by reference and repeat herein for the benefit of the Purchaser, each of the representations and warranties made by the Seller in Article IV of the Purchase Agreement, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this Letter Agreement.

                 This Letter Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard or giving effect to principles of conflict of laws. This Letter Agreement may be executed in any number of counterparts which, when taken together, shall be one and the same instrument. The delivery of an executed counterpart signature page to this Letter Agreement by telecopier shall be as effective as a delivery of an executed original counterpart hereto.

                 This Letter Agreement shall be construed in connection with and as part of the Purchase Agreement, and the Purchase Agreement is hereby amended, modified and supplemented to include this Letter Agreement. Except as expressly amended hereby, the Purchase Agreement and each and every representation, warranty, agreement, covenant, term and condition contained therein or in any other Receivables Document is specifically ratified and confirmed. The Seller hereby ratifies and confirms in all respects any grant of a security interest in property of the Seller pursuant to the Receivables Documents, and further acknowledges that any such grant of a security interest shall secure the obligations of the Seller under the Purchase Agreement, as amended hereby. Nothing in this Letter Agreement shall be deemed or construed to be a waiver or release of, or a limitation upon, Purchaser's exercise of any of its rights and remedies under the Purchase Agreement and the other Receivables Documents, whether arising as a consequence of any Termination Event which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.
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Mr. Geoffrey A. Whynot
Treasurer
February 24, 1995
Page 4


                 All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Letter Agreement may refer to the Purchase Agreement without making specific reference to this Letter Agreement, but nevertheless all such references shall include this Letter Agreement unless the context requires otherwise.

                 From and after the execution of this Letter Agreement by the Purchaser, all references in the Purchase Agreement and each of the other Receivables Documents to the Purchase Agreement shall be deemed to be references to the Purchase Agreement as amended hereby.

                 This Letter Agreement shall be binding upon the Seller and the Purchaser and their respective successors and assigns, and shall inure to the benefit of the Seller and the Purchaser and their respective successors and assigns (except that Seller shall have no right to assign, voluntarily or by operation of law, any of their rights hereunder without the prior written consent, of the Purchaser and provided further that nothing herein is intended by any party hereto to confer any rights upon any third party as a beneficiary hereof).

                 Seller shall pay any costs and expenses of Purchaser incurred in connection with this Letter Agreement and any other documents or agreements executed in connection therewith, including attorney's fees and costs.

                 This Letter Agreement shall become effective on the date on which (i) the Seller and Purchaser have each executed and delivered to the other party hereto a counterpart of this letter agreement; and (ii) Purchaser shall have received the following: (a) a certification from the Seller that its articles or certificates of incorporation, as certified by the Secretary of State of the State of Delaware, its by-laws, and its corporate resolutions relative to the Purchase Agreement, the Other Receivables Documents and the transactions contemplated thereby, delivered to the Purchaser on or about January 19, 1995, continue to remain complete and correct and in full force and effect and have not been amended, supplemented or otherwise modified rescinded on or after such date, (b) certificates of the

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Mr. Geoffrey A. Whynot
Treasurer
February 24, 1995
Page 5



secretaries or assistant secretaries of the Seller certifying the names of the Persons authorized to sign this Letter Agreement and all other documents, instruments and certificates delivered hereunder, together with the true signatures of such Persons; and (c) such other instruments and documents as the Lender shall reasonably require, all of which shall be satisfactory in form and content to the Lender and its counsel, Tucker Arensberg, P.C., and (iii) The following statements are true and correct and the Purchaser shall have received certificates signed by an authorized officer of the Seller, dated the date hereof, stating that: (a) no petition by or against the Seller or any Subsidiary has been filed under the United States Bankruptcy Code or under any similar act; (b) no material adverse change in the properties, business, operations, financial condition or prospects of the Seller has occurred which has not been disclosed to the Purchaser; (c) the Seller has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Purchaser Agreement and the other Receivables Documents; and (d) no Potential Termination Event or Termination Event has occurred and is continuing or exists under the terms of the Purchase Agreement.

         If you agree to the terms and conditions set forth herein, please sign each of the enclosed letters and return one original to PNC Bank, National Association, c/o Anthony Trunzo, Vice President, 55 South Lake Avenue, Suite 650, Pasadena, CA 91101.


                                                 Very truly yours,

                                                 PNC BANK, NATIONAL ASSOCIATION


                                                 By:  /s/  Anthony L. Trunzo
                                                 ------------------------------
                                                 Name:  Anthony Trunzo
                                                 Title: Vice President


Agreed to and accepted this
24th day of February, 1995,
with the intent to be
legally bound hereby.

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Mr. Geoffrey A. Whynot
Treasurer
February 24, 1995
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KERR GROUP, INC.


         By: /s/  Geoffrey A. Whynot
         ---------------------------
         Name:  Geoffrey Whynot
         Title: Treasurer